UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2004

En Pointe Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28052	75-2467002
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 N. Sepulveda Blvd., 19th Floor, El Segundo, CA		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(310) 725-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2004, pursuant to an Asset Purchase Agreement (the "Agreement") with Viablelinks, Inc., an Oregon corporation ("Viablelinks"), En Pointe Technologies, Inc., through its wholly-owned subsidiary En Pointe Technologies Sales, Inc. ("Sales"), acquired certain assets from Viablelinks including cash, trade accounts receivables, depreciable assets and intangible assets (the "Acquisition"). The aggregate purchase price paid to Viablelinks was approximately $1,050,000 in cash on the closing date. Pursuant to the terms of the Agreement, one of Viablelinks' officers agreed to provide certain consulting services and to enter into a non-competition agreement with Sales in exchange for future payments aggregating up to approximately $30,000. Additionally, as part of the Acquisition, Sales hired approximately 40 of Viablelinks' personnel. The press release announcing the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description
----------- -----------

99 Press Release, dated October 1,2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En Pointe Technologies, Inc. (Registrant)

October 6, 2004	By:	/s/ Javed Latif

Name: /s/ Javed Latif
Title: CFO

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Exhibit Index

Exhibit No.	Description

EX-99.doc	Press Release